Exhibit 4.1

EXECUTION VERSION

DEPOSIT AGREEMENT

among

WESTERN ALLIANCE BANCORPORATION,

and

COMPUTERSHARE INC. and COMPUTERSHARE TRUST COMPANY, N.A.,

Jointly as Depositary,

and

THE HOLDERS FROM TIME TO TIME OF

THE DEPOSITARY RECEIPTS DESCRIBED HEREIN

Dated as of September 22, 2021

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TABLE OF CONTENTS

(continued)

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DEPOSIT AGREEMENT, dated as of September 22, 2021, among (i) Western Alliance Bancorporation, a Delaware corporation, (ii) Computershare Trust Company, N.A., a federally chartered trust company, (iii) Computershare Inc., a Delaware corporation, and (iv) the Holders from time to time of the Receipts described herein.

WHEREAS, it is desired to provide, as hereinafter set forth in this Deposit Agreement, for the deposit of shares of Series A Preferred Stock of the Corporation from time to time with the Depositary for the purposes set forth in this Deposit Agreement and for the issuance hereunder of Receipts evidencing Depositary Shares in respect of the shares of Series A Preferred Stock so deposited; and

WHEREAS, the Receipts are to be substantially in the form of Exhibit A annexed hereto, with appropriate insertions, modifications and omissions, as hereinafter provided in this Deposit Agreement.

NOW, THEREFORE, in consideration of the premises, the parties hereto agree as follows:

ARTICLE I

DEFINED TERMS

Section 1.1	Definitions.

The following definitions shall for all purposes, unless otherwise indicated, apply to the respective terms used in this Deposit Agreement:

“Certificate of Designation” shall mean the relevant Certificate of Designation with respect to Series A Preferred Stock filed with the Secretary of State of the State of Delaware establishing the Series A Preferred Stock as a series of preferred stock of the Corporation.

“Computershare” shall mean Computershare Inc., a Delaware corporation.

“Corporation” shall mean Western Alliance Bancorporation, a Delaware corporation, and its successors.

“Deposit Agreement” shall mean this Deposit Agreement, as amended, modified or supplemented from time to time in accordance with the terms hereof.

“Depositary” shall mean, collectively, the Trust Company and Computershare, and any successor as Depositary hereunder.

“Depositary Shares” shall mean the depositary shares, each representing 1/400th of one share of the Series A Preferred Stock, and the same proportionate interest in any and all other property received by the Depositary in respect of such share of Series A Preferred Stock and held under this Deposit Agreement, all as evidenced by the Receipts issued hereunder. Subject to the terms of this Deposit Agreement, each owner of a Depositary Share is entitled, proportionately, to all the rights, preferences and privileges of the Series A Preferred Stock represented by such Depositary Share (including the dividend, voting, redemption and liquidation rights contained in the Certificate of Designation).

“Depositary’s Agent” shall mean an agent appointed by the Depositary pursuant to Section 7.5.

“Depositary’s Office” shall mean the office of the Depositary at which at any particular time its depositary receipt business shall be administered, which is currently in Canton, Massachusetts.

“DTC” shall mean The Depository Trust Company.

“Effective Date” shall mean the date first stated above.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Exchange Event” shall mean with respect to any Global Registered Receipt:

(1) (A) the Global Receipt Depository which is the Holder of such Global Registered Receipt or Receipts notifies the Corporation that it is no longer willing or able to properly discharge its responsibilities under any Letter of Representations or that it is no longer eligible or in good standing under the Exchange Act, and (B) the Corporation has not appointed a qualified successor Global Receipt Depository within 90 calendar days after the Corporation received such notice, or

(2) the Corporation in its sole discretion notifies the Depositary in writing that the Receipts or portion thereof issued or issuable in the form of one or more Global Registered Receipts shall no longer be represented by such Global Registered Receipts.

“Funds” shall have the meaning set forth in Section 2.9.

“Global Receipt Depository” shall mean, with respect to any Receipt issued hereunder, DTC or such other entity designated as Global Receipt Depository by the Corporation in or pursuant to this Deposit Agreement, which entity must be, to the extent required by any applicable law or regulation, a clearing agency registered under the Exchange Act.

“Global Registered Receipts” shall mean a global registered Receipt, in definitive or book-entry form, registered in the name of a nominee of DTC.

“Letter of Representations” shall mean any applicable agreement among the Corporation, the Depositary and a Global Receipt Depository with respect to such Global Receipt Depository’s rights and obligations with respect to any Global Registered Receipts, as the same may be amended, supplemented, restated or otherwise modified from time to time and any successor agreement thereto.

“Moody’s” shall mean Moody’s Investors Service, Inc.

“Officer’s Certificate” shall mean a certificate in substantially the form set forth as Exhibit B hereto, which is signed by an officer of the Corporation and which shall include the terms and conditions of the shares of Series A Preferred Stock to be issued by the Corporation and deposited with the Depositary from time to time in accordance with the terms hereof.

“Receipt” shall mean one of the depositary receipts issued hereunder, substantially in the form set forth as Exhibit A hereto, whether in definitive or temporary form, and evidencing the number of Depositary Shares with respect to the shares of Series A Preferred Stock held of record by the Record Holder of such Depositary Shares.

“Record Holder” or “Holder” as applied to a Receipt shall mean the person in whose name such Receipt is registered on the books of the Depositary maintained for such purpose.

“Redemption Date” shall have the meaning set forth in Section 2.8.

“Registrar” shall mean the Trust Company or such other successor bank or trust company which shall be appointed by the Corporation to register ownership and transfers of Receipts and the deposited Series A Preferred Stock as herein provided; and if a successor Registrar shall be so appointed, references herein to “the books” of or maintained by the Depositary shall be deemed, as applicable, to refer as well to the register maintained by such Registrar for such purpose.

“S&P” shall mean Standard & Poor’s Corporation.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Series A Preferred Stock” shall mean the shares of the Corporation’s 4.250% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series A, par value $0.0001 per share, with a liquidation preference of $10,000 per share, designated in the Certificate of Designation and described in the Officer’s Certificate delivered pursuant to Section 2.2 hereof.

“Transfer Agent” shall mean the Trust Company or such other successor bank or trust company which shall be appointed by the Corporation to transfer the Receipts or the deposited shares of Series A Preferred Stock, as the case may be, as herein provided.

“Trust Company” shall mean Computershare Trust Company, N.A., a federally chartered trust company.

ARTICLE II

FORM OF RECEIPTS, DEPOSIT OF SERIES A PREFERRED STOCK, EXECUTION AND DELIVERY,

TRANSFER, SURRENDER AND REDEMPTION OF RECEIPTS

Section 2.1	Form and Transfer of Receipts.

The definitive Receipts shall be substantially in the form set forth in Exhibit A annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided and shall be engraved or otherwise prepared so as to comply with applicable rules of the New York Stock Exchange or its successor. Pending the preparation of definitive Receipts, the Depositary, upon the written order of the Corporation, delivered in compliance with Section 2.2, shall execute and deliver temporary Receipts which may be printed, lithographed, typewritten, mimeographed or otherwise substantially of the tenor of the definitive Receipts in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations, with the Corporation’s prior approval, as the persons executing such Receipts may reasonably determine necessary, as evidenced by their execution of such Receipts. If temporary Receipts are issued, the Corporation and the Depositary will cause definitive Receipts to be prepared without unreasonable delay. After the preparation of definitive Receipts, the temporary Receipts shall be exchangeable for definitive Receipts upon surrender of the temporary Receipts at an office described in the penultimate paragraph of Section 2.2, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Receipts, the Depositary shall execute and deliver in exchange therefor definitive Receipts representing the same number of Depositary Shares as represented by the surrendered temporary Receipt or Receipts. Such exchange shall be made at the Corporation’s expense and without any charge therefor to the Holders. Until so exchanged, the temporary Receipts shall in all respects be entitled to the same benefits under this Deposit Agreement, and with respect to the shares of Series A Preferred Stock, as definitive Receipts.

Receipts executed by the Depositary pursuant to this Deposit Agreement shall be executed by manual, facsimile or electronic signature of a duly authorized officer of the Depositary. No Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose unless it shall have been executed manually or by facsimile or electronic signature by a duly authorized officer of the Depositary or, if a Registrar for the Receipts (other than the Depositary) shall have been appointed, by manual, facsimile or electronic signature of a duly authorized officer of the Depositary and countersigned by manual, facsimile or electronic signature by a duly authorized officer of such Registrar. The Depositary shall record on its books each Receipt so signed and delivered as hereinafter provided.

Receipts shall be in denominations of any number of whole Depositary Shares. All Receipts shall be dated the date of their issuance.

Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Deposit Agreement all as may be (i) reasonably required by the Depositary and approved by the Corporation, (ii) required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange upon which the shares of Series A Preferred Stock, the Depositary Shares or the Receipts may be listed or to conform with any usage with respect thereto, or (iii) to indicate any special limitations or restrictions to which any particular Receipts are subject (but which do not affect the rights, duties, obligations or immunities of the Depositary as set forth in this Deposit Agreement without the Depositary’s prior written consent).

Title to Depositary Shares evidenced by a Receipt which is properly endorsed or accompanied by a properly executed instrument of transfer and appropriate evidence of authority which shall be affixed with the signature guarantee from an eligible guarantor institution which is a participant in a signature guarantee program approved by the Securities Transfer Association (a “Signature Guarantee”), shall be transferable by delivery with the same effect as in the case of a negotiable instrument in accordance with the Depositary’s procedures; provided, however, that until transfer of any particular Receipt shall be registered on the books of the Depositary as provided in Section 2.3, the Depositary may, notwithstanding any notice to the contrary, treat the Record Holder thereof at such time as the absolute owner thereof for the purpose of determining the person entitled to distributions of dividends or other distributions or to any notice provided for in this Deposit Agreement and for all other purposes.

The Corporation shall have made a written request prior to the date hereof requesting that the shares of Series A Preferred Stock and the associated Depositary Shares be set aside and reserved for issuance. On the date hereof, the Corporation shall provide the Depositary with an opinion of counsel stating that: (i) all shares of Series A Preferred Stock have been registered under the Securities Act; (ii) all shares of Series A Preferred Stock have been validly issued and are fully paid and non-assessable; and (iii) upon due issuance by the Depositary of the Receipts evidencing the Depositary Shares against the deposit of Series A Preferred Stock in accordance with the provisions of this Deposit Agreement and payment therefor, the Receipts will entitle the persons in whose names the Receipts are registered to the rights specified therein and in this Deposit Agreement, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

Section 2.2	Deposit of Series A Preferred Stock; Execution and Delivery of Receipts in Respect Thereof.

Subject to the terms and conditions of this Deposit Agreement, the Corporation may from time to time deposit shares of Series A Preferred Stock under this Deposit Agreement by delivering to the Depositary, including via electronic book-entry, such shares of Series A Preferred Stock to be deposited (or in such other manner as may be agreed to by the Corporation and the Depositary in writing), properly endorsed or accompanied, if applicable and required by the Depositary, by a duly executed instrument of transfer or endorsement, in form satisfactory to the Depositary, together with all such certifications as may be required by the Depositary in accordance with the provisions of this Deposit Agreement and an executed Officer’s Certificate attaching the Certificate of Designation and all other information required to be set forth therein, and together with a written order of the Corporation directing the Depositary to execute and deliver to, or upon the written order of, the person or persons stated in such order a Receipt or Receipts evidencing in the aggregate the number of Depositary Shares representing such deposited shares of Series A Preferred Stock.

The shares of Series A Preferred Stock that are deposited pursuant to this Deposit Agreement shall be held by the Depositary at the Depositary’s Office or at such other place or places as the Depositary shall determine. The Depositary shall not lend any shares of Series A Preferred Stock deposited hereunder.

Upon receipt by the Depositary of shares of Series A Preferred Stock to be deposited in accordance with the provisions of this Section, together with the other documents required as above specified, and upon recordation of the shares of Series A Preferred Stock on the books of the Corporation (or its duly appointed transfer agent) in the name of the Depositary or its nominee, the Depositary, subject to the terms and conditions of this Deposit Agreement, shall execute and deliver to or upon the order of the person or persons named in the written order delivered to the Depositary referred to in the first paragraph of this Section, a Receipt or Receipts evidencing in the aggregate the number of Depositary Shares representing the shares of Series A Preferred Stock so deposited and registered in such name or names as may be requested by such person or persons. The Depositary shall execute and deliver such Receipt or Receipts at the Depositary’s Office.

Section 2.3	Registration of Transfer of Receipts.

Subject to the terms and conditions of this Deposit Agreement, the Transfer Agent shall register on its books from time to time transfers of Receipts upon any surrender thereof by the Holder in person or by duly authorized attorney, properly endorsed or accompanied by a properly executed instrument of transfer and appropriate evidence of authority which shall be affixed with the Signature Guarantee, and any other reasonable evidence of authority that may be required by the Transfer Agent, together with (if applicable) evidence of the payment by the applicable party of any taxes or charges as may be required by law. Thereupon, the Depositary shall execute a new Receipt or Receipts evidencing the same aggregate number of Depositary Shares as those evidenced by the Receipt or Receipts surrendered and deliver such new Receipt or Receipts to or upon the order of the person entitled thereto.

The Depositary shall not be required (a) to issue, transfer or exchange any Receipts for a period beginning at the opening of business 15 days next preceding any selection of Depositary Shares and shares of Series A Preferred Stock to be redeemed and ending at the close of business on the day of the sending of notice of redemption, or (b) to transfer or exchange for another Receipt any Receipt called or being called for redemption in whole or in part except as provided in Section 2.8.

Section 2.4	Split-ups and Combinations of Receipts; Surrender of Receipts and Withdrawal of Series A Preferred Stock.

Upon surrender of a Receipt or Receipts at the Depositary’s Office or at such other offices as it may designate for the purpose of effecting a split-up or combination of such Receipt or Receipts, and the receipt by the Depositary of all other necessary information and documents, and subject to the terms and conditions of this Deposit Agreement, the Depositary shall execute a new Receipt or Receipts in the authorized denomination or denominations requested, evidencing the aggregate number of Depositary Shares evidenced by the Receipt or Receipts surrendered, and shall deliver such new Receipt or Receipts to or upon the order of the Holder of the Receipt or Receipts so surrendered.

Any Holder of a Receipt or Receipts may withdraw the number of whole shares of Series A Preferred Stock and all money and other property, if any, represented thereby by surrendering such Receipt or Receipts at the Depositary’s Office or at such other offices as the Depositary may designate for such withdrawals; provided, however, that a Holder of a Receipt or Receipts may not withdraw such whole shares of Series A Preferred Stock (or money and other property, if any, represented thereby) which has previously been called for redemption.

After such surrender and upon the receipt of written instructions from the Holder of such Receipt or Receipts and any other necessary documentation or information, without unreasonable delay, the Depositary shall deliver to such Holder, or to the person or persons designated by such Holder as hereinafter provided, the number of whole shares of Series A Preferred Stock and all money and other property, if any, represented by the Receipt or Receipts so surrendered for withdrawal, provided however, if a Holder surrenders for withdrawal a Receipt or Receipts representing an amount other than a whole multiple of 1,000 Depositary Shares, the Depositary shall deliver to such Holder, or to the person or persons designated by such Holder as hereinafter provided, the number of whole shares of Series A Preferred Stock and all money and other property, if any, represented by the Receipt or Receipts representing an amount equal to a whole multiple of 1,000 Depositary Shares and a new Receipt or Receipts evidencing the number of Depositary Shares in excess of such whole multiple. Holders of such whole shares of Series A Preferred Stock will not thereafter be entitled to deposit such shares of Series A Preferred Stock hereunder or to receive a Receipt evidencing Depositary Shares therefor. If a Receipt delivered by the Holder to the Depositary in connection with such withdrawal shall evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the number of whole shares of Series A Preferred Stock to be withdrawn, the Depositary shall at the same time, in addition to such number of whole shares of Series A Preferred Stock and such money and other property, if any, to be so withdrawn, deliver to such Holder, or subject to Section 2.3 upon his order, a new Receipt evidencing such excess number of Depositary Shares.

In no event will fractional shares of Series A Preferred Stock (or any cash payment in lieu thereof) be delivered by the Depositary. Delivery of the shares of Series A Preferred Stock and money and other property, if any, being withdrawn may be made by the delivery of such certificates, documents of title and other instruments as the Depositary may deem appropriate.

If the shares of Series A Preferred Stock and the money and other property, if any, being withdrawn are to be delivered to a person or persons other than the Record Holder of the related Receipt or Receipts being surrendered for withdrawal of such Series A Preferred Stock, such Holder shall execute and deliver to the Depositary a written order so directing the Depositary and the Depositary may require that the Receipt or Receipts surrendered by such Holder for withdrawal of such shares of Series A Preferred Stock be properly endorsed in blank or accompanied by a properly executed instrument of transfer in blank.

Delivery of the shares of Series A Preferred Stock and the money and other property, if any, represented by Receipts surrendered for withdrawal shall be made by the Depositary at the Depositary’s Office, except that, at the request, risk and expense of the Holder surrendering such Receipt or Receipts and for the account of the Holder thereof, such delivery may be made at such other place as may be designated by such Holder.

Section 2.5	Limitations on Execution and Delivery, Transfer, Surrender and Exchange of Receipts.

As a condition precedent to the execution and delivery, registration of transfer, split-up, combination, surrender or exchange of any Receipt, the Depositary, any of the Depositary’s Agents or the Corporation may require (i) payment to it of a sum sufficient for the payment (or, in the event that the Depositary or the Corporation shall have made such payment, the reimbursement to it) of any charges, taxes or expenses payable by the Holder of a Receipt pursuant to Section 5.7 (including any such tax or charge with respect to the shares of Series A Preferred Stock being deposited or withdrawn or any charges or expense pursuant to Section 3.2), (ii) the production of evidence satisfactory to it as to the identity and genuineness of any signature (which evidence may include a signature guarantee), and (iii) any other reasonable evidence of authority that may be required by the Depositary, and may also require compliance with such regulations, if any, as the Depositary or the Corporation may establish consistent with the provisions of this Deposit Agreement and/or applicable law.

The deposit of shares of Series A Preferred Stock may be refused, the delivery of Receipts against such shares of Series A Preferred Stock may be suspended, the registration of transfer of Receipts may be refused and the registration of transfer, surrender or exchange of outstanding Receipts may be suspended (i) during any period when the register of stockholders of the Corporation is closed or (ii) if any such action is deemed necessary or advisable by the Depositary, any of the Depositary’s Agents or the Corporation at any time or from time to time because of any requirement of law or of any government or governmental body or commission or under any provision of this Deposit Agreement.

Section 2.6	Lost Receipts, etc.

In case any Receipt shall be mutilated, destroyed, lost or stolen, the Depositary in its discretion may execute and deliver in exchange therefor, a Receipt of like form and tenor in exchange and substitution for such mutilated Receipt, or in lieu of and in substitution for such destroyed, lost or stolen Receipt, upon (i) the filing by the Holder thereof with the Depositary of evidence satisfactory to the Depositary of such destruction or loss or theft of such Receipt, of the authenticity thereof and of his, her or its ownership thereof and (ii) the Holder thereof furnishing the Depositary with an affidavit and an indemnity or bond satisfactory to the Depositary and, at the Depositary’s request, reimbursement to the Depositary of all reasonable expenses incidental thereto. Applicants for such substitute Receipts shall also comply with such other reasonable regulations and pay such other reasonable charges as the Depositary may prescribe and as required by Section 8-405 of the Uniform Commercial Code in effect in the State of New York.

Section 2.7	Cancellation and Destruction of Surrendered Receipts.

All Receipts surrendered to the Depositary or any Depositary’s Agent shall be cancelled by the Depositary. Except as prohibited by applicable law or regulation, the Depositary is authorized and directed to destroy all Receipts so cancelled.

Section 2.8	Redemption of Series A Preferred Stock.

Whenever the Corporation shall be permitted and shall elect to redeem shares of Series A Preferred Stock in accordance with the terms of the Certificate of Designation (including on account of a Regulatory Capital Treatment Event, as defined therein), it shall (unless otherwise agreed to in writing with the Depositary) give or cause to be given to the Depositary, not less than 30 days and not more than 60 days prior to the Redemption Date (as defined below), notice of such redemption, which shall state: (i) the Redemption Date; (ii) the number of shares of Series A Preferred Stock to be redeemed and, if less than all the shares of Series A Preferred Stock are to be redeemed, the number of such shares of Series A Preferred Stock held by the Depositary to be so redeemed; (iii) the redemption price; (iv) the place or places where the certificates evidencing shares of Series A Preferred Stock, if any, are to be surrendered for payment of the redemption price; and (v) that dividends on the shares of Series A Preferred Stock to be redeemed will cease to accrue on the Redemption Date. In case less than all the outstanding shares of Series A Preferred Stock are to be redeemed, the shares of Series A Preferred Stock to be so redeemed shall be selected either pro rata or by lot or in such other manner determined by the Corporation to be fair and equitable and permitted by DTC and the rules of any national securities exchange on which the shares of Series A Preferred Stock is listed. On the date of such redemption, the Depositary shall redeem the number of Depositary Shares representing such Series A Preferred Stock, provided that the Corporation shall then have paid or caused to be paid in full to Computershare the redemption price of the shares of Series A Preferred Stock to be redeemed, plus an amount equal to any declared and unpaid dividends, without accumulation of any undeclared dividends, thereon to, but excluding, the Redemption Date. The Depositary shall, if requested in writing and provided with all necessary information, mail the notice of the Corporation’s redemption of the shares of Series A Preferred Stock and the proposed simultaneous redemption of the number of Depositary Shares representing the shares of Series A Preferred Stock to be redeemed by first-class mail, postage prepaid, at the respective last addresses of the Holders as they appear on the records of the Depositary, or transmit in accordance with the applicable procedures of any Global Receipt Depositary or by such other method approved by the Depositary, in its reasonable discretion, in either case, not less than 10 days and not more than 60 days prior to the date fixed for redemption of such shares of Series A Preferred Stock and Depositary Shares (the “Redemption Date”), to the Record Holders of the Receipts evidencing the Depositary Shares to be so redeemed at their respective last addresses as they appear on the records of the Depositary; but neither failure to send any such notice of redemption of Depositary Shares to one or more such Holders nor any defect in any notice of redemption of Depositary Shares to one or more such Holders shall affect the sufficiency of the proceedings for redemption as to the other Holders. In case less than all the outstanding Depositary Shares are to be redeemed, the Depositary Shares to be so redeemed shall be selected either pro rata or by lot or in such other manner determined by the Corporation to be fair and equitable and permitted by DTC and the rules of any national securities exchange on which the shares of Series A Preferred Stock is listed (which determination the Corporation will promptly notify the Depositary in writing).

Notice having been mailed or transmitted by the Depositary as aforesaid, from and after the Redemption Date (unless the Corporation shall have failed to provide the funds necessary to redeem the shares of Series A Preferred Stock evidenced by the Depositary Shares called for redemption), (i) dividends on the shares of Series A Preferred Stock so called for redemption shall cease to accrue from and after such date and all shares of Series A Preferred Stock called for redemption shall cease to be outstanding and any rights with respect to such shares shall cease and terminate (except for the right to receive the redemption price without interest), (ii) the Depositary Shares being redeemed from such proceeds shall be deemed no longer to be outstanding, (iii) all rights of the Holders of Receipts evidencing such Depositary Shares (except the right to receive the redemption price without interest) shall, to the extent of such Depositary Shares, cease and terminate, and (iv) upon surrender in accordance with such redemption notice of the Receipts evidencing any such Depositary Shares called for redemption (properly endorsed or assigned for transfer, if the Depositary or applicable law shall so require), such Depositary Shares shall be redeemed by the Depositary at a redemption price per Depositary Share equal to 1/400th of the redemption price per share of Series A Preferred Stock so redeemed plus all money and other property, if any, represented by such Depositary Shares, including all amounts declared and paid by the Corporation in respect of dividends in accordance with the provisions of the Certificate of Designation.

If fewer than all of the Depositary Shares evidenced by a Receipt are called for redemption, the Depositary will deliver to the Holder of such Receipt upon its surrender to the Depositary, together with the applicable redemption payment, a new Receipt evidencing the Depositary Shares evidenced by such prior Receipt and not called for redemption.

Section 2.9	Bank Accounts.

All funds received by Computershare under this Deposit Agreement that are to be distributed or applied by Computershare in the performance of services by the Depositary under this Deposit Agreement (the “Funds”) shall be held by Computershare as agent for the Corporation and deposited in one or more bank accounts to be maintained by Computershare in its name as agent for the Corporation. Until paid pursuant to this Deposit Agreement, Computershare may hold or invest the Funds through such accounts in: (i) obligations of, or guaranteed by, the United States of America, (ii) commercial paper obligations rated A-1 or P-1 or better by S&P or Moody’s, respectively, (iii) money market funds that comply with Rule 2a-7 of the Investment Company Act of 1940, or (iv) demand deposit accounts, short term certificates of deposit, bank repurchase agreements or bankers’ acceptances, of commercial banks with Tier 1 capital exceeding $1 billion or with an average rating above investment grade by S&P (LT Local Issuer Credit Rating), Moody’s (Long Term Rating) and Fitch Ratings, Inc. (LT Issuer Default Rating) (each as reported by Bloomberg Finance L.P.). The Corporation shall have no responsibility or liability for any diminution of the Funds that may result from any deposit or investment made by Computershare in accordance with this paragraph, including any losses resulting from a default by any bank, financial institution or other third party. Computershare may from time to time receive interest, dividends or other earnings in connection with such deposits or investments. Computershare shall not be obligated to pay such interest, dividends or earnings to the Corporation, any holder or any other party.

Section 2.10	Receipts Issuable in Global Registered Form.

If the Corporation shall determine in a writing delivered to the Depositary that the Receipts are to be issued in whole or in part in the form of one or more Global Registered Receipts, then the Depositary shall, if instructed and provided with all necessary information, in accordance with the other provisions of this Deposit Agreement, execute and deliver one or more Global Registered Receipts evidencing the Receipts of such series, which (i) shall represent, and shall be denominated in an amount equal to the aggregate number of, the Receipts to be represented by such Global Registered Receipt or Receipts and (ii) shall be registered in the name of the Global Receipt Depository therefor or its nominee.

Notwithstanding any other provision of this Deposit Agreement to the contrary, unless otherwise provided in the Global Registered Receipt, a Global Registered Receipt may only be transferred in whole and only by the applicable Global Receipt Depository for such Global Registered Receipt to a nominee of such Global Receipt Depository, or by a nominee of such Global Receipt Depository to such Global Receipt Depository or another nominee of such Global Receipt Depository, or by such Global Receipt Depository or any such nominee to a successor Global Receipt Depository for such Global Registered Receipt selected or approved by the Corporation or to a nominee of such successor Global Receipt Depository. Except as provided below, owners solely of beneficial interests in a Global Registered Receipt shall not be entitled to receive physical delivery of the Receipts represented by such Global Registered Receipt. Neither any such beneficial owner nor any direct or indirect participant of a Global Receipt Depository shall have any rights under this Deposit Agreement with respect to any Global Registered Receipt held on their behalf by a Global Receipt Depository and such Global Receipt Depository may be treated by the Corporation, the Depositary and any director, officer, employee or agent of the Corporation or the Depositary as the holder of such Global Registered Receipt for all purposes whatsoever. Unless and until definitive Receipts are delivered to the owners of the beneficial interests in a Global Registered Receipt, (1) the applicable Global Receipt Depository will make book-entry transfers among its participants and receive and transmit all payments and distributions in respect of the Global Registered Receipts to such participants, in each case, in accordance with its applicable procedures and arrangements, and (2) whenever any notice, payment or other communication to the holders of Global Registered Receipts is required under this Deposit Agreement, the Corporation and the Depositary shall give all such notices, payments and communications specified herein to be given to such holders to the applicable Global Receipt Depository.

If an Exchange Event has occurred with respect to any Global Registered Receipt, then, in any such event, the Depositary shall, upon receipt of a written order from the Corporation authorizing and directing the Depositary to execute and deliver the individual definitive registered Receipts in exchange for such Global Registered Receipt, shall execute and deliver, individual definitive registered Receipts, in authorized denominations and of like tenor and terms in an aggregate number equal to the number of Receipts represented by the Global Registered Receipt in exchange for such Global Registered Receipt. The Depositary shall have no duties, obligations or liability under this paragraph unless and until such written order has been received by the Depositary. A beneficial owner of a Global Registered Receipt may also request to replace such Global Registered Receipt with individual definitive registered Receipts in authorized denominations and of like tenor and terms in an aggregate number equal to the number of Receipts represented by the Global Registered Receipt in exchange for such Global Registered Receipt.

Definitive registered Receipts issued in exchange for a Global Registered Receipt pursuant to Section 2.10 shall be registered in such names and in such authorized denominations as the Global Receipt Depository for such Global Registered Receipt, pursuant to instructions from its participants, shall instruct the Depositary in writing. The Depositary shall deliver such Receipts to the persons in whose names such Receipts are so registered.

Notwithstanding anything to the contrary in this Deposit Agreement, should the Corporation determine that the Receipts should be issued as a Global Registered Receipt, the parties hereto shall comply with the terms of any Letter of Representations.

ARTICLE III

CERTAIN OBLIGATIONS OF HOLDERS OF RECEIPTS AND THE CORPORATION

Section 3.1	Filing Proofs, Certificates and Other Information.

Any Holder of a Receipt may be required from time to time to file such proof of residence, or other matters or other information, to execute such certificates and to make such representations and warranties as the Depositary or the Corporation may reasonably deem necessary or proper. The Depositary or the Corporation may withhold the delivery, or delay the registration of transfer or redemption, of any Receipt or the withdrawal of shares of Series A Preferred Stock represented by the Depositary Shares and evidenced by a Receipt or the distribution of any dividend or other distribution or the sale of any rights or of the proceeds thereof until such proof or other information is filed or such certificates are executed or such representations and warranties are made.

Section 3.2	Payment of Taxes or Other Governmental Charges.

Holders of Receipts shall be obligated to make payments to the Depositary of certain taxes, charges and expenses, as provided in Section 5.7. Registration of transfer of any Receipt or any withdrawal of shares of Series A Preferred Stock and all money or other property, if any, represented by the Depositary Shares evidenced by such Receipt may be refused by the Depositary and the Depositary’s Agents until any such payment due is made, and any dividends, interest payments or other distributions may be withheld or any part of or all the shares of Series A Preferred Stock or other property represented by the Depositary Shares evidenced by such Receipt and not theretofore sold may be sold for the account of the Holder thereof (after attempting by reasonable means to notify such Holder prior to such sale), and such dividends, interest payments or other distributions or the proceeds of any such sale may be applied to any payment of such charges or expenses, with the Holder of such Receipt remaining liable for any deficiency.

Section 3.3	Warranty as to Series A Preferred Stock.

The Corporation hereby represents and warrants that the shares of Series A Preferred Stock, when issued, will be duly authorized, validly issued, fully paid and nonassessable. Such representation and warranty shall survive the deposit of the shares of Series A Preferred Stock and the issuance of the related Receipts.

Section 3.4 Warranty as to Receipts.

The Corporation hereby represents and warrants that the Receipts, when issued, will represent legal and valid interests in the shares of Series A Preferred Stock. Such representation and warranty shall survive the deposit of the shares of Series A Preferred Stock and the issuance of the Receipts.

ARTICLE IV

THE DEPOSITED SECURITIES; NOTICES

Section 4.1	Cash Distributions.

Whenever Computershare, as distribution agent, shall receive any cash dividend or other cash distribution on the shares of Series A Preferred Stock, Computershare shall, subject to Sections 3.1 and 3.2, distribute to Record Holders of Receipts on the record date fixed pursuant to Section 4.4 such amounts of such dividend or distribution as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares evidenced by the Receipts held by such Holders; provided, however, that in case the Corporation or Computershare shall be required to withhold and shall withhold from any cash dividend or other cash distribution in respect of the shares of Series A Preferred Stock an amount on account of taxes, the amount made available for distribution or distributed in respect of Depositary Shares shall be reduced accordingly. Computershare shall distribute or make available for distribution, as the case may be, only such amount, however, as can be distributed without attributing to any Holder of Receipts a fraction of one cent, and any balance not so distributable shall be held by Computershare (without liability for interest thereon) and shall be added to and be treated as part of the next sum received by Computershare for distribution to Record Holders of Receipts then outstanding. Each Holder of a Receipt shall provide the Depositary with its certified tax identification number on a properly completed Form W-8 or W-9, as may be applicable. Each Holder of a Receipt acknowledges that, in the event of non-compliance with the preceding sentence, the Internal Revenue Code of 1986, as amended, may require withholding by the Corporation or Computershare of a portion of any of the distributions to be made hereunder.

Section 4.2	Distributions Other than Cash, Rights, Preferences or Privileges.

Whenever the Depositary shall receive any distribution other than cash, rights, preferences or privileges upon the shares of Series A Preferred Stock, the Depositary shall, at the direction of the Corporation, subject to Sections 3.1 and 3.2, distribute to Record Holders of Receipts on the record date fixed pursuant to Section 4.4 such amounts of the securities or property received by it as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares evidenced by such Receipts held by such Holders, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution. If in the opinion of the Depositary such distribution cannot be made proportionately among such Record Holders in accordance with the direction of the Corporation, or if for any other reason (including any requirement that the Corporation or the Depositary withhold an amount on account of taxes or charges) the Depositary deems, after consultation with the Corporation, such distribution not to be feasible, the Depositary may, with the approval of the Corporation, adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, in a commercially reasonable manner. The net proceeds of any such sale shall, subject to Sections 3.1 and 3.2, be distributed or made available for distribution, as the case may be, by Computershare to Record Holders of Receipts as provided by Section 4.1 in the case of a distribution received in cash. The Corporation shall not make any distribution of such securities or property to the Depositary and the Depositary shall not make any distribution of such securities or property to the Holders of Receipts unless the Corporation shall have provided an opinion of counsel stating that such securities or property have been registered under the Securities Act or do not need to be registered in connection with such distributions.

Section 4.3	Subscription Rights, Preferences or Privileges.

If the Corporation shall at any time offer or cause to be offered to the persons in whose names the shares of Series A Preferred Stock is recorded on the books of the Corporation any rights, preferences or privileges to subscribe for or to purchase any securities or any rights, preferences or privileges of any other nature, such rights, preferences or privileges shall in each such instance be made available by the Depositary to the Record Holders of Receipts in such manner as the Corporation shall instruct the Depositary in writing, either by the issue to such Record Holders of warrants representing such rights, preferences or privileges or by such other method as may be approved by the Corporation in its discretion with the acknowledgement of the Depositary; provided, however, that (i) if at the time of issue or offer of any such rights, preferences or privileges the Corporation determines that it is not lawful or (after consultation with the Depositary) not feasible to make such rights, preferences or privileges available to Holders of Receipts by the issue of warrants or otherwise, or (ii) if and to the extent so instructed by Holders of Receipts who do not desire to exercise such rights, preferences or privileges, then the Corporation, in its discretion (with acknowledgement of the Depositary, in any case where the Corporation has determined that it is not feasible to make such rights, preferences or privileges available), may, if applicable laws or the terms of such rights, preferences or privileges permit such transfer, sell such rights, preferences or privileges at public or private sale, at such place or places and upon such terms as it may deem proper. The net proceeds of any such sale shall be delivered to Computershare and, if received, in accordance with the written instructions of the Corporation and, subject to Sections 3.1 and 3.2, be distributed by the Depositary to the Record Holders of Receipts entitled thereto as provided by Section 4.1 in the case of a distribution received in cash.

The Corporation shall notify the Depositary whether registration under the Securities Act of the securities to which any rights, preferences or privileges relate is required in order for Holders of Receipts to be offered or sold the securities to which such rights, preferences or privileges relate, and the Corporation agrees with the Depositary that it will file promptly a registration statement pursuant to the Securities Act with respect to such rights, preferences or privileges and securities and use its best efforts and take all steps available to it to cause such registration statement to become effective sufficiently in advance of the expiration of such rights, preferences or privileges to enable such Holders to exercise such rights, preferences or privileges. In no event shall the Depositary make available to the Holders of Receipts any right, preference or privilege to subscribe for or to purchase any securities unless and until such registration statement shall have become effective, or the Corporation shall have provided to the Depositary an opinion of counsel to the effect that the offering and sale of such securities to the Holders are exempt from registration under the provisions of the Securities Act.

The Corporation shall notify the Depositary in writing whether any other action under the laws of any jurisdiction or any governmental or administrative authorization, consent or permit is required in order for such rights, preferences or privileges to be made available to Holders of Receipts, and the Corporation agrees with the Depositary that the Corporation will use its reasonable best efforts to take such action or obtain such authorization, consent or permit sufficiently in advance of the expiration of such rights, preferences or privileges to enable such Holders to exercise such rights, preferences or privileges.

Section 4.4	Notice of Dividends, etc.; Fixing Record Date for Holders of Receipts.

Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or if rights, preferences or privileges shall at any time be offered, with respect to the shares of Series A Preferred Stock, or whenever the Depositary shall receive notice of any meeting at which holders of shares of Series A Preferred Stock are entitled to vote or of which holders of shares of Series A Preferred Stock are entitled to notice, or whenever the Depositary and the Corporation shall decide it is appropriate, the Depositary shall in each such instance fix a record date (which shall be the same date as the record date fixed by the Corporation with respect to or otherwise in accordance with the terms of the Series A Preferred Stock) for the determination of the Holders of Receipts who shall be entitled to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights at any such meeting, or who shall be entitled to notice of such meeting or for any other appropriate reasons.

Section 4.5	Voting Rights.

Subject to the provisions of the Certificate of Designation, upon receipt from the Corporation of notice of any meeting at which the holders of the shares of Series A Preferred Stock are entitled to vote, the Depositary shall, if requested in writing and provided with all necessary information and documents, as soon as practicable thereafter, mail or transmit by such other method approved by the Depositary, in its reasonable discretion, to the Record Holders of Receipts, as determined on the record date fixed pursuant to Section 4.4, a notice prepared by the Corporation which shall contain (i) such information as is contained in such notice of meeting, (ii) a statement that the Holders of Receipts at the close of business on a specified record date fixed pursuant to Section 4.4 may, subject to any applicable restrictions, instruct the Depositary as to the exercise of the voting rights pertaining to the shares of Series A Preferred Stock represented by their respective Depositary Shares (including an express indication that instructions may be given to the Depositary to give a discretionary proxy to a person designated by the Corporation) and (iii) a brief statement as to the manner in which such instructions may be given. Upon the written request of the Holders of Receipts on the relevant record date, the Depositary shall endeavor insofar as practicable to vote or cause to be voted, in accordance with the instructions set forth in such requests, the maximum number of whole shares of Series A Preferred Stock represented by the Depositary Shares evidenced by all Receipts as to which any particular voting instructions are received. The Corporation hereby agrees to take all reasonable action which may be deemed necessary by the Depositary in order to enable the Depositary to vote such Series A Preferred Stock or cause such Series A Preferred Stock to be voted. In the absence of specific instructions from the Holder of a Receipt, the Depositary will not vote (but, at its discretion, may appear at any meeting with respect to such Series A Preferred Stock unless directed to the contrary by the Holders of all the Receipts) to the extent of the shares of Series A Preferred Stock represented by the Depositary Shares evidenced by such Receipt.

Section 4.6	Changes Affecting Deposited Securities and Reclassifications, Recapitalizations, etc.

Upon any change in par or stated value, liquidation preference, split-up, combination or any other reclassification of the Series A Preferred Stock, subject to the provisions of the Certificate of Designation, or upon any recapitalization, reorganization, merger or consolidation affecting the Corporation or to which it is a party, the Depositary shall, upon written instructions of the Corporation setting forth any adjustment, (i) make such adjustments as are certified by the Corporation in the fraction of an interest represented by one Depositary Share in one share of Series A Preferred Stock and in the ratio of the redemption price per Depositary Share to the redemption price per share of Series A Preferred Stock, in each case as may be necessary fully to reflect the effects of such change in par or stated value, split-up, combination or other reclassification of the Series A Preferred Stock, or of such recapitalization, reorganization, merger or consolidation and (ii) treat any securities or property which shall be received by the Depositary in exchange for or upon conversion of or in respect of shares of Series A Preferred Stock as new deposited securities or property so received in exchange for or upon conversion of or in respect of such shares of Series A Preferred Stock. In any such case, the Depositary, upon receipt of a written order from the Corporation authorizing and directing the Depositary to execute and deliver, shall execute and deliver additional Receipts or may call for the surrender of all outstanding Receipts to be exchanged for new Receipts specifically describing such new deposited securities or property. Anything to the contrary herein notwithstanding, Holders of Receipts shall have the right from and after the effective date of any such change in par or stated value, split-up, combination or other reclassification of the Series A Preferred Stock or any such recapitalization, reorganization, merger or consolidation to surrender such Receipts to the Depositary with instructions to convert, exchange or surrender the shares of Series A Preferred Stock represented thereby only into or for, as the case may be, the kind and amount of shares and other securities and property and cash into which the shares of Series A Preferred Stock represented by such Receipts might have been converted or for which such Series A Preferred Stock might have been exchanged or surrendered immediately prior to the effective date of such transaction.

Section 4.7	Delivery of Reports.

The Depositary shall furnish to Holders of Receipts any reports and communications received from the Corporation which is received by the Depositary and which the Corporation is required to furnish to the holders of shares of Series A Preferred Stock.

Section 4.8	Lists of Receipt Holders.

Reasonably promptly upon request from time to time by the Corporation, at the sole expense of the Corporation, the Depositary shall furnish to it a list, as of the most recent practicable date, of the names, addresses and holdings of Depositary Shares of all registered Holders of Receipts.

ARTICLE V

THE DEPOSITARY, THE DEPOSITARY’S AGENTS, THE REGISTRAR AND THE CORPORATION

Section 5.1	Maintenance of Offices, Agencies and Transfer Books by the Depositary; Registrar.

Upon execution of this Deposit Agreement, the Depositary shall maintain at the Depositary’s Office, facilities for the execution and delivery, registration and registration of transfer, surrender and exchange of Receipts, and at the offices of the Depositary’s Agents, if any, facilities for the delivery, registration of transfer, surrender and exchange of Receipts, all in accordance with the provisions of this Deposit Agreement.

The Depositary shall keep books at the Depositary’s Office for the registration and registration of transfer of Receipts, which books at all reasonable times during regular business hours shall be open for inspection by the Record Holders of Receipts; provided that any such Holder requesting to exercise such right shall certify to the Depositary that such inspection shall be for a proper purpose reasonably related to such Holder’s interest as an owner of Depositary Shares evidenced by the Receipts.

The Depositary may close such books, at any time or from time to time, when deemed necessary or advisable by it in connection with the performance of its duties hereunder.

The Depositary may, with the approval of the Corporation, appoint a Registrar for registration of the Receipts or the Depositary Shares evidenced thereby. If the Receipts or the Depositary Shares evidenced thereby or the shares of Series A Preferred Stock represented by such Depositary Shares shall be listed on one or more national securities exchanges, the Depositary will appoint a Registrar (acceptable to the Corporation) for registration of the Receipts or Depositary Shares in accordance with any requirements of such exchange. Such Registrar (which may be the Depositary if so permitted by the requirements of any such exchange) may be removed and a substitute registrar appointed by the Depositary upon the request or with the approval of the Corporation. If the Receipts, Depositary Shares or shares of Series A Preferred Stock are listed on one or more other securities exchanges, the Depositary will, at the request of the Corporation, arrange such facilities for the delivery, registration or registration of transfer, surrender and exchange of the Receipts, Depositary Shares or shares of Series A Preferred Stock as may be required by law or applicable securities exchange regulation.

Section 5.2	Prevention of or Delay in Performance by the Depositary, the Depositary’s Agents, the Registrar or the Corporation.

Neither the Depositary nor any Depositary’s Agent nor any Registrar nor any Transfer Agent nor the Corporation shall incur any liability to any Holder of a Receipt if by reason of any provision of any present or future law, or regulation thereunder, of the United States of America or of any other governmental authority or, in the case of the Depositary, the Depositary’s Agent or the Registrar or any Transfer Agent, by reason of any provision, present or future, of the Corporation’s Amended and Restated Certificate of Incorporation, as amended (including the Certificate of Designation), or by reason of any act of God, terrorist acts, pandemics, epidemics, shortage of supply, breakdowns or malfunctions, interruptions or malfunctions of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war or civil unrest, or other circumstance beyond the control of the relevant party, the Depositary, the Depositary’s Agent, the Registrar, the Transfer Agent or the Corporation shall be prevented or forbidden from, or subjected to any penalty on account of, doing or performing any act or thing which the terms of this Deposit Agreement provide shall be done or performed; nor shall the Depositary, any Depositary’s Agent, any Registrar, any Transfer Agent or the Corporation incur liability to any Holder of a Receipt (i) by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing which the terms of this Deposit Agreement shall provide shall or may be done or performed, or (ii) by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement except as otherwise explicitly set forth in this Deposit Agreement. Neither the Depositary nor any Depositary’s Agent nor any Registrar nor any Transfer Agent shall incur any liability to the Corporation or any other person or entity for any nonperformance or delay resulting from any of the matters set forth in the preceding sentence.

Section 5.3	Obligations of the Depositary, the Depositary’s Agents, the Registrar, Transfer Agent and the Corporation.

Neither the Depositary nor any Depositary’s Agent nor any Registrar nor any Transfer Agent assumes any obligation or shall be subject to any liability under this Deposit Agreement to Holders of Receipts or any other person other than for its gross negligence, willful misconduct or bad faith (each as determined by a final non-appealable judgment of a court of competent jurisdiction). The Corporation shall not be subject to any liability under this Deposit Agreement to Holders of Receipts or any other person (but not including the Depositary, any Depositary’s Agent, any Registrar or any Transfer Agent) other than for its gross negligence, willful misconduct or bad faith (each as determined by a final non-appealable judgment of a court of competent jurisdiction). Notwithstanding anything in this Deposit Agreement to the contrary, the Depositary’s, any Depositary’s Agent’s, Registrar’s or Transfer Agent’s aggregate liability under this Deposit Agreement with respect to, arising from or arising in connection with this Deposit Agreement, or from all services provided or omitted to be provided under this Deposit Agreement, whether in contract, tort, or otherwise, is limited to, and shall not exceed, an aggregate amount equal to the fees paid by the Corporation to the Depositary pursuant to this Deposit Agreement during the twelve (12) months immediately preceding the event for which recovery is being sought, but not including reimbursable expenses.

Notwithstanding anything in this Deposit Agreement to the contrary, neither the Depositary, nor the Depositary’s Agent nor any Registrar nor any Transfer Agent nor the Corporation shall be liable in any event for special, punitive, incidental, indirect or consequential losses or damages of any kind whatsoever (including but not limited to lost profits), even if they have been advised of the likelihood of such loss or damage and regardless of the form of action.

Neither the Depositary nor any Depositary’s Agent nor any Registrar nor any Transfer Agent nor the Corporation (without limiting any of the rights of the Depositary, any Depositary’s Agent, any Registrar or any Transfer Agent or the duties and obligations of the Corporation with respect to such parties) shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of the Series A Preferred Stock, the Depositary Shares or the Receipts which in its opinion may involve it in expense or liability unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required.

Neither the Depositary nor any Depositary’s Agent nor any Registrar nor any Transfer Agent nor the Corporation shall be liable for any action or any failure to act by it in reliance upon the advice or opinion of legal counsel or accountants, or information from any person presenting Series A Preferred Stock for deposit, any Holder of a Receipt or any other person believed by it in the absence of bad faith to be competent to give such information. The Depositary, any Depositary’s Agent, any Registrar, any Transfer Agent, and the Corporation may each rely and shall each be protected in acting upon or omitting to act upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

The Depositary, the Depositary’s Agents, any Registrar or any Transfer Agent, as the case may be, shall not be responsible for any failure to carry out any instruction to vote any of the shares of Series A Preferred Stock or for the manner or effect of any such vote made, as long as any such action or non-action is not taken in bad faith (as determined by a final non-appealable judgment of a court of competent jurisdiction). The Depositary undertakes, and any Registrar shall be required to undertake, to perform such duties and only such duties as are specifically set forth in this Deposit Agreement, and no implied covenants or obligations shall be read into this Deposit Agreement against the Depositary or any Registrar.

The Depositary, the Depositary’s Agents, and any Registrar or any Transfer Agent or affiliate of any of the foregoing may own and deal in any class of securities of the Corporation and its affiliates and in Receipts or Depositary Shares or become pecuniarily interested in any transaction in which the Corporation or its affiliates may be interested or contract with or lend money to or otherwise act as fully or as freely as if it were not the Depositary, an affiliate of the Depositary or the Depositary’s Agent or Transfer Agent or Registrar hereunder. The Depositary may also act as transfer agent, trustee or registrar of any of the securities of the Corporation and its affiliates, or act in any other capacity for the Corporation or its affiliates.

The Depositary shall not be under any liability for interest on any monies at any time received by it pursuant to any of the provisions of this Deposit Agreement or of the Receipts, the Depositary Shares or the shares of Series A Preferred Stock nor shall it be obligated to segregate such monies from other monies held by it, except as required by law. The Depositary shall not be responsible for advancing funds on behalf of the Corporation and shall have no duty or obligation to make any payments if it has not timely received sufficient funds to make timely payments.

In the event the Depositary believes any ambiguity or uncertainty exists hereunder or in any notice, instruction, direction, request or other communication, paper or document received by the Depositary hereunder, or in the administration of any of the provisions of this Deposit Agreement, the Depositary shall deem it necessary or desirable that a matter be proved or established prior to taking, omitting or suffering to take any action hereunder, the Depositary may, in its sole discretion upon written notice to the Corporation, refrain from taking any action and shall be fully protected and shall not be liable in any way to the Corporation, any Holders of Receipts or any other person or entity for refraining from taking such action, unless the Depositary receives written instructions or a certificate signed by the Corporation which eliminates such ambiguity or uncertainty to the satisfaction of the Depositary or which proves or establishes the applicable matter to the satisfaction of the Depositary. Such written instructions shall be full and complete authorization to the Depositary, and the Depositary shall incur no liability for or in respect of any action taken, suffered or omitted by it under the provisions of this Deposit Agreement in reliance upon such written instructions.

In the event the Depositary, the Depositary’s Agent, the Registrar or the Transfer Agent, as the case may be, shall receive conflicting claims, requests or instructions from any Holders of Receipts, on the one hand, and the Corporation, on the other hand, the Depositary, the Depositary’s Agent, the Registrar or the Transfer Agent, as the case may be, shall be entitled to act on such claims, requests or instructions received from the Corporation, and shall be entitled to the full indemnification set forth in Section 5.6 hereof in connection with any action so taken.

It is intended that the Depositary shall not be deemed to be an “issuer” of the securities under the federal securities laws or applicable state securities laws, it being expressly understood and agreed that the Depositary is acting only in a ministerial capacity as Depositary for the deposited Series A Preferred Stock. The Depositary will not be under any duty or responsibility to ensure compliance with any applicable federal or state securities laws in connection with the issuance, transfer or exchange of the Receipts, the shares of Series A Preferred Stock or the Depositary Shares.

Neither the Depositary (or its officers, directors, employees or agents), any Depositary’s Agent nor any Registrar or any Transfer Agent makes any representation or has any responsibility as to the validity of any registration statement pursuant to which the Depositary Shares may be registered under the Securities Act, the deposited Series A Preferred Stock, the Depositary Shares, the Receipts (except its countersignature thereon) or any instruments referred to therein or herein, or as to the correctness of any statement made in any such registration statement or herein.

The Depositary assumes no responsibility for the correctness of the description that appears in the Receipts. Notwithstanding any other provision herein or in the Receipts, the Depositary makes no warranties or representations as to the validity or genuineness of any shares of Series A Preferred Stock at any time deposited with the Depositary hereunder or of the Depositary Shares, as to the validity or sufficiency of this Deposit Agreement, as to the value of the Depositary Shares or as to any right, title or interest of the Record Holders of Receipts in and to the Depositary Shares; nor shall the Depositary be liable or responsible for any failure of the Corporation to comply with any of its obligations relating to any registration statement filed with the Securities and Exchange Commission, including without limitation obligations under applicable regulation or law. The Depositary shall not be accountable for the use or application by the Corporation of the Depositary Shares or the Receipts or the proceeds thereof.

The Depositary, Depositary’s Agent, any Registrar, and any Transfer Agent hereunder:

(i) shall have no duties or obligations other than those specifically set forth herein (and no implied duties or obligations), or as may subsequently be agreed to in writing by the parties;

(ii) shall have no obligation to make payment hereunder unless the Corporation shall have provided the necessary federal or other immediately available funds or securities or property, as the case may be, to pay in full amounts due and payable with respect thereto;

(iii) may rely on and shall be authorized and protected in acting or failing to act upon any certificate, instrument, opinion, notice, letter, facsimile transmission or other document or security delivered to it and believed by it to be genuine and to have been signed by the proper party or parties, and shall have no responsibility for determining the accuracy thereof;

(iv) may rely on and shall be authorized and protected in acting or failing to act upon the written, telephonic, electronic and oral instructions given by the Corporation in accordance with this Agreement, with respect to any matter relating to its actions as covered by this Deposit Agreement (or supplementing or qualifying any such actions);

(v) may consult legal counsel satisfactory to it (who may be an employee of the Depositary or counsel to the Corporation), and the advice of such legal counsel shall be full and complete authorization and protection in respect of, and it shall not be liable and shall be indemnified by the Corporation for, any actions taken, suffered or omitted by it hereunder in accordance with the advice of such legal counsel;

(vi) shall not be called upon at any time to advise any person with respect to the shares of Series A Preferred Stock or Receipts;

(vii) shall not be liable in any respect on account of the identity, authority or rights of the parties (other than with respect to the Depositary) executing or delivering or purporting to execute or deliver this Deposit Agreement or any documents or papers deposited or called for under this Deposit Agreement; and

(viii) shall not be obligated to prosecute or defend any litigation or other proceeding hereunder; if, however, it determines to prosecute or defend any litigation or other proceeding hereunder, and, where the taking of such action might in its judgment subject or expose it to any expense or liability, it shall not be required to act unless it shall have been furnished with an indemnity satisfactory to it.

The obligations of the Corporation and the rights of the Depositary, the Depositary’s Agent, Transfer Agent or Registrar set forth in this Section 5.3 shall survive the replacement, removal or resignation of any of the Depositary, Registrar, Transfer Agent or Depositary’s Agent or termination of this Deposit Agreement.

Section 5.4	Resignation and Removal of the Depositary; Appointment of Successor Depositary.

The Depositary may at any time resign (subject to at least 45 days’ written notice) as Depositary hereunder by delivering notice of its election to do so to the Corporation.

The Depositary may at any time be removed by the Corporation upon at least 45 days’ written notice of such removal delivered to the Depositary.

In the event the transfer agency relationship in effect between the Corporation and the Depositary terminates, the Depositary will be deemed to have resigned automatically and be discharged from its duties under this Deposit Agreement.

In case at any time the Depositary acting hereunder shall resign or be removed, the Corporation shall, within 45 days after the delivery of the notice of resignation or removal, as the case may be, appoint a successor Depositary, which shall be (i) a person having its principal office in the United States of America and having a combined capital and surplus, along with its affiliates, of at least $50,000,000, or (ii) an affiliate of any such person. In the event of such removal or resignation, the Corporation will appoint a successor depositary and inform the Depositary of the name and address of any successor depositary so appointed, provided that no failure by the Corporation to appoint such a successor depositary shall affect the termination of this Deposit Agreement or the discharge of the Depositary as depositary hereunder. Every successor Depositary shall execute and deliver to its predecessor and to the Corporation an instrument in writing accepting its appointment hereunder, and thereupon such successor Depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor and for all purposes shall be the Depositary under this Deposit Agreement, and such predecessor, upon payment of all sums due it and on the written request of the Corporation, shall promptly execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the Series A Preferred Stock and any moneys or property held hereunder to such successor, and shall deliver to such successor a list of the Record Holders of all outstanding Receipts and such records, books and other information in its possession relating thereto. Any successor Depositary shall promptly send notice of its appointment to the Record Holders of Receipts at the Corporation’s sole expense.

Any entity into or with which the Depositary may be merged, consolidated or converted, or any person to which all or a substantial part of the assets of the Depositary may be transferred or which succeeds to the shareholder services business of the Depositary shall be the successor of the Depositary without the execution or filing of any document or any further act, and notice thereof shall not be required hereunder. Such successor Depositary may authenticate the Receipts in the name of the predecessor Depositary or its own name as successor Depositary.

The removal or resignation of the Depositary shall automatically be deemed to be a removal of the Registrar, Transfer Agent, and distribution agent (to the extent Depositary is also acting in such capacities) herein without any further act or deed.

Section 5.5	Corporate Notices and Reports.

The Corporation agrees that it will deliver to the Depositary, and the Depositary will, promptly after receipt of all necessary information and documents, transmit to the Record Holders of Receipts, in each case at the addresses recorded in the Depositary’s or Registrar’s books, copies of all notices, reports and communications from the Corporation (including without limitation financial statements) required by law, by the rules of any national securities exchange upon which the shares of Series A Preferred Stock, the Depositary Shares or the Receipts are listed or by the Corporation’s Amended and Restated Certificate of Incorporation, as amended (including the Certificate of Designation), to be furnished to the Record Holders of Receipts. Such transmission will be at the Corporation’s expense and the Corporation will provide the Depositary with such number of copies of such documents as the Depositary may reasonably request. In addition, the Depositary will transmit to the Record Holders of Receipts at the Corporation’s expense such other documents as may be requested by the Corporation. Unless otherwise required by law, the requirements set forth in this Section 5.5 may be satisfied by publicly filing or furnishing such information with or to the U.S. Securities and Exchange Commission.

Section 5.6	Indemnification by the Corporation.

Notwithstanding Section 5.3 to the contrary, the Corporation shall indemnify the Depositary, any Depositary’s Agent, any Registrar, any Transfer Agent, and any distribution agent (including each of their officers, directors, agents and employees) against, and hold each of them harmless from and against, any loss, damage, cost, penalty, fine, judgment, liability or expense (including the reasonable costs and expenses of defending itself) which may arise out of acts performed, suffered or omitted to be taken in connection with this Deposit Agreement (including, without limitation, the enforcement by the Depositary, Depositary’s Agent, Registrar, Transfer Agent or distribution agent, as the case may be, of this Deposit Agreement) and the Receipts by the Depositary, any Registrar, any Transfer Agent, any distribution agent or any of their respective agents (including any Depositary’s Agent) and any transactions or documents contemplated hereby, except for any liability arising out of gross negligence, willful misconduct or bad faith (each as finally determined by a non-appealable judgment, order, decree or ruling of a court of competent jurisdiction) on the respective parts of any such person or persons. The obligations of the Corporation set forth in this Section 5.6 shall survive the replacement, removal, resignation or any succession of any Depositary, Registrar, Transfer Agent or Depositary’s Agent or termination of this Deposit Agreement.

Section 5.7	Fees, Charges and Expenses.

The Corporation agrees promptly to pay the Depositary the compensation to be agreed upon with the Corporation for all services rendered by the Depositary, Depositary’s Agent, Transfer Agent, Registrar and any distribution agent hereunder and to reimburse the Depositary for its reasonable out-of-pocket expenses (including reasonable counsel fees and expenses) incurred by the Depositary, Depositary’s Agent, Transfer Agent, Registrar and any distribution agent without gross negligence, willful misconduct or bad faith (each as finally determined by a non-appealable judgment, order, decree or ruling of a court of competent jurisdiction and, provided, that, the Corporation is not entitled to any rights of set-off or holdback concerning compensation when due and payable to the Depositary) in connection with the services rendered by it (or such agent or Depositary’s Agent) hereunder. The Corporation shall pay all charges of the Depositary in connection with the initial deposit of the shares of Series A Preferred Stock and the initial issuance of the Depositary Shares, all withdrawals of shares of Series A Preferred Stock by owners of Depositary Shares, and any redemption or exchange of the shares of Series A Preferred Stock at the option of the Corporation. The Corporation shall pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. All other transfer and other taxes and governmental charges shall be at the expense of Holders of Depositary Shares evidenced by Receipts. If, at the request of a Holder of Receipts, the Depositary incurs charges or expenses for which the Corporation is not otherwise liable hereunder, such Holder will be liable for such charges and expenses; provided, however, that the Depositary may, at its sole option, require a Holder of a Receipt to prepay the Depositary any charge or expense the Depositary has been asked to incur at the request of such Holder of Receipts. The Depositary shall present its statement for charges and expenses to the Corporation at such intervals as the Corporation and the Depositary may agree.

ARTICLE VI

AMENDMENT AND TERMINATION

Section 6.1	Amendment.

The form of the Receipts and any provisions of this Deposit Agreement may at any time and from time to time be amended by agreement between the Corporation and the Depositary in any respect which they may deem necessary or desirable; provided, however, that no such amendment which shall materially and adversely alter the rights of the Holders of Receipts shall be effective against the Holders of Receipts unless such amendment shall have been approved by the Holders of Receipts representing in the aggregate at least a two-thirds majority of the Depositary Shares then outstanding. Every Holder of an outstanding Receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right, subject to the provisions of Sections 2.5 and 2.6 and Article III, of any owner of Depositary Shares to surrender any Receipt evidencing such Depositary Shares to the Depositary with instructions to deliver to the Holder the shares of Series A Preferred Stock and all money and other property, if any, represented thereby, except in order to comply with mandatory provisions of applicable law or the rules and regulations of any governmental body, agency or commission, or applicable securities exchange. As a condition precedent to the Depositary’s execution of any amendment, the Corporation shall deliver to the Depositary a certificate that states that the proposed amendment is in compliance with the terms of this Section 6.1.

Section 6.2	Termination.

This Deposit Agreement may be terminated by the Corporation or the Depositary only if (i) all outstanding Depositary Shares issued hereunder have been redeemed pursuant to Section 2.8, (ii) there shall have been made a final distribution in respect of the Series A Preferred Stock in connection with any liquidation, dissolution or winding up of the Corporation and such distribution shall have been distributed to the Holders of Receipts representing Depositary Shares pursuant to Section 4.1 or 4.2, as applicable or (iii) upon the consent of Holders of Receipts representing in the aggregate not less than two-thirds of the Depositary Shares outstanding.

The rights and obligations of the Depositary and the Corporation under Sections 5.3, 5.6 and 5.7 hereof shall survive termination of this Deposit Agreement or the resignation, removal or succession of the Depositary.

ARTICLE VII

MISCELLANEOUS

Section 7.1	Counterparts.

This Deposit Agreement may be executed in any number of counterparts, and by each of the parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Section 7.2	Exclusive Benefit of Parties.

This Deposit Agreement is for the exclusive benefit of the parties hereto, and their respective successors hereunder, and shall not be deemed to give any legal or equitable right, remedy or claim to any other person whatsoever.

Section 7.3	Invalidity of Provisions.

In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby; provided, however, that if any such provision adversely affects the rights, duties, liabilities or obligations of the Depositary, the Depositary shall be entitled to resign immediately upon written notice to the Corporation.

Section 7.4	Notices.

Any and all notices to be given to the Corporation hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail or overnight delivery service, or by facsimile transmission or electronic mail, confirmed by letter, addressed to the Corporation at:

Western Alliance Bancorporation

One East Washington Street

Suite 1400

Phoenix, Arizona 85004

Attention: General Counsel

With a copy to:

Troutman Pepper Hamilton Sanders LLP

401 9th St., NW, Suite 1000

Washington, DC 20004

Attention: Gregory Parisi, Esq. (email: gregory.parisi@troutman.com)

or at any other addresses of which the Corporation shall have notified the Depositary in writing.

Any and all notices to be given to the Depositary hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail or overnight delivery service, or by facsimile transmission or electronic mail (if provided), confirmed by letter, addressed to the Depositary at the Depositary’s Office at:

Computershare Inc.

Computershare Trust Company, N.A.

150 Royall Street

Canton, Massachusetts 02021

Attention: Client Services

or at any other addresses of which the Depositary shall have notified the Corporation in writing.

Except as otherwise provided herein, any and all notices to be given to any Record Holder of a Receipt hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail, recognized next day courier services, facsimile transmission or electronic mail, confirmed by letter, addressed to such Record Holder at the address of such Record Holder as it appears on the books of the Depositary, or if such Holder shall have timely filed with the Depositary a written request that notices intended for such Holder be mailed to some other address, at the address designated in such request. Any written notices given to any record holder of a Global Registered Receipt shall be deemed to have been duly given if transmitted through the facilities of DTC in accordance with DTC’s procedures.

Delivery of a notice as provided in this Section 7.4 shall be deemed to be effected at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a facsimile transmission or electronic mail) is deposited, postage prepaid, in a post office letter box. The Depositary or the Corporation may, however, act upon any facsimile transmission or electronic mail received by it from the other or from any Holder of a Receipt, notwithstanding that such facsimile transmission or electronic mail shall not subsequently be confirmed by letter or as aforesaid.

Section 7.5	Depositary’s Agents.

The Depositary may from time to time appoint Depositary’s Agents to act in any respect for the Depositary for the purposes of this Deposit Agreement and may at any time appoint additional Depositary’s Agents and vary or terminate the appointment of such Depositary’s Agents. The Depositary will promptly notify the Corporation of any such action.

Section 7.6	Appointment of Registrar, Distribution Agent, Transfer Agent and Redemption Agent in Respect of Receipts.

The Corporation hereby appoints the Trust Company as Registrar and Transfer Agent and Computershare as distribution agent and redemption agent in respect of the shares of the Series A Preferred Stock deposited with the Depositary hereunder and the Depositary Shares, and the Trust Company and Computershare hereby accept such respective appointments, subject to the express terms and conditions of this Deposit Agreement (and no implied terms or conditions). With respect to the appointment of the Trust Company as Registrar and Transfer Agent and Computershare as distribution agent and redemption agent in respect of the shares of the Series A Preferred Stock and the Depositary Shares, the Trust Company and Computershare, in their respective capacities under such appointments, shall be entitled to the same rights, indemnities, immunities and benefits as the Depositary hereunder as if explicitly named in each such provision.

Section 7.7	Holders of Receipts Are Parties.

The Holders of Receipts from time to time shall be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of the Receipts and of the Officer’s Certificate by acceptance of delivery of such Receipts.

Section 7.8	Governing Law.

This Deposit Agreement and the Receipts of each series and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by, and construed in accordance with, the laws of the State of Delaware without giving effect to applicable conflicts of law principles; provided, however, that all provisions regarding the rights, duties, immunities, and obligations of the Depositary, Depositary’s Agent, Transfer Agent, and Registrar shall be governed by and construed in accordance with the laws of the State of New York without giving effect to applicable conflicts of law principles.

Section 7.9	Inspection of Deposit Agreement.

Copies of this Deposit Agreement shall be filed with the Depositary and the Depositary’s Agents and shall be open to inspection during business hours upon reasonable notice at the Depositary’s Office and the respective offices of the Depositary’s Agents, if any, by any Holder of a Receipt.

Section 7.10	Headings.

The headings of articles and sections in this Deposit Agreement and in the form of the Receipt set forth in Exhibit A hereto have been inserted for convenience only and are not to be regarded as a part of this Deposit Agreement or the Receipts or to have any bearing upon the meaning or interpretation of any provision contained herein or in the Receipts.

Section 7.11	Force Majeure.

Notwithstanding anything to the contrary contained herein, the Depositary will not be liable for any delays or failures in performance resulting from acts beyond its reasonable control including, without limitation, acts of God, terrorist acts, epidemics, pandemics, shortage of supply, breakdowns or malfunctions, interruptions or malfunction of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war, or civil unrest.

Section 7.12	Further Assurances.

The Corporation agrees that it will perform, acknowledge, and deliver or cause to be performed, acknowledged or delivered, all such further and other acts, documents, instruments and assurances as the Depositary may reasonably require to perform the provisions of this Deposit Agreement.

Section 7.13	Confidentiality.

The Depositary and the Corporation agree that all books, records, information and data pertaining to the business of the other party, including inter alia, personal, non-public Holder information and the fees for services, which are exchanged or received pursuant to the negotiation or the carrying out of this Deposit Agreement, shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required by law or legal process.

[Remainder of page intentionally left blank; signature page follows.]

IN WITNESS WHEREOF, the Corporation and the Depositary have duly executed this Deposit Agreement as of the day and year first above set forth, and all Holders of Receipts shall become parties hereto by and upon acceptance by them of delivery of Receipts issued in accordance with the terms hereof.

WESTERN ALLIANCE BANCORPORATION

By:	/s/ Dale Gibbons
Name: Dale Gibbons
Title: Chief Financial officer

COMPUTERSHARE TRUST COMPANY N.A. and COMPUTERSHARE INC. (on behalf of both entities)

By:	/s/ Fred Papenmeier
Name: Fred Papenmeier
Title: Vice President & Manager

[Signature Page to Deposit Agreement]

EXHIBIT A

[FORM OF FACE OF RECEIPT]

Unless this receipt is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to Western Alliance Bancorporation or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

DEPOSITARY SHARES
DEPOSITARY RECEIPT NO.	FOR	DEPOSITARY SHARES

EACH REPRESENTING 1/400th OF ONE SHARE OF

4.250% FIXED-RATE RESET NON-CUMULATIVE PERPETUAL PREFERRED STOCK, SERIES A

OF

WESTERN ALLIANCE BANCORPORATION

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

CUSIP/ISIN No. 957638 406 / US9576384062

SEE REVERSE FOR CERTAIN DEFINITIONS

Dividend Payment Dates:     March 30, June 30, September 30 and December 30 of each year, beginning on December 30, 2021.

COMPUTERSHARE INC. and COMPUTERSHARE TRUST COMPANY, N.A., acting jointly as Depositary (the “Depositary”), hereby certifies that Cede & Co. is the registered owner of DEPOSITARY SHARES (“Depositary Shares”), each Depositary Share representing 1/400th of one share of 4.250% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series A, par value $0.0001 per share, liquidation preference $10,000 per share (the “Series A Preferred Stock”), of Western Alliance Bancorporation, a Delaware corporation (the “Corporation”), on deposit with the Depositary, subject to the terms and entitled to the benefits of the Deposit Agreement, dated as of September 22, 2021 (the “Deposit Agreement”), among the Corporation, the Depositary and the Holders from time to time of the Depositary Receipts. By accepting this Depositary Receipt, the Holder hereof becomes a party to and agrees to be bound by all the terms and conditions of the Deposit Agreement. This Depositary Receipt shall not be valid or obligatory for any purpose or entitled to any benefits under the Deposit Agreement unless it shall have been executed by the Depositary by the manual, facsimile or electronic signature of a duly authorized officer. To the extent a Registrar (other than the Depositary) is also appointed, such Registrar may countersign by either the manual, facsimile or electronic signature of a duly authorized officer thereof.

Dated:

Computershare, Inc. and Computershare Trust Company, N.A., Jointly as Depositary

By:
Authorized Officer

Ex. A-1

[FORM OF REVERSE OF RECEIPT]

WESTERN ALLIANCE BANCORPORATION

THE CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH RECEIPT HOLDER WHO SO REQUESTS A COPY OF THE DEPOSIT AGREEMENT AND A COPY OR SUMMARY OF THE CERTIFICATE OF DESIGNATION ESTABLISHING THE 4.250% FIXED-RATE RESET NON-CUMULATIVE PERPETUAL PREFERRED STOCK, SERIES A, OF WESTERN ALLIANCE BANCORPORATION. ANY SUCH REQUEST IS TO BE ADDRESSED TO THE DEPOSITARY NAMED ON THE FACE HEREOF.

The Corporation will furnish without charge to each receipt Holder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Corporation, and the qualifications, limitations or restrictions of such preferences and/or rights. Such request may be made to the Corporation or to the Registrar.

EXPLANATION OF ABBREVIATIONS

The following abbreviations when used in the form of ownership on the face of this certificate shall be construed as though they were written out in full according to applicable laws or regulations. Abbreviations in addition to those appearing below may be used.

Abbreviation	Abbreviation	Abbreviation	Equivalent Word
JT TEN	As joint tenants, with right of survivorship and not as tenants in common	TEN BY ENT	As tenants by the entireties
TEN IN COM	As tenants in common	UNIF GIFT MIN ACT	Uniform Gifts to Minors Act

Abbreviation	Equivalent Word	Abbreviation	Equivalent Word	Abbreviation	Equivalent Word
ADM	Administrator(s), Administratrix	EX	Executor(s), Executrix	PL	Public Law
AGMT	Agreement	FBO	For the benefit of	TR	(As) trustee(s), for, of
ART	Article	FDN	Foundation	U	Under
CH	Chapter	GDN	Guardian(s)	UA	Under Agreement
CUST	Custodian for	GDNSHP	Guardianship	UW	Under will of, Of will of Under last will & testament
DEC	Declaration	MIN	Minor(s)
EST	Estate, of Estate of	PAR	Paragraph

Ex. A-2

For value received, _____________ hereby sell(s), assign(s) and transfer(s) unto _____________.

INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE _____________

PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

_________________________________

_________________________________

_________________________________

_________________________________

Depositary Shares represented by the within Depositary Receipt, and do(es) hereby irrevocably constitute and appoint Attorney to transfer the said Depositary Shares on the books of the within named Depositary with full power of substitution in the premises.

Dated: _____________

NOTICE: The signature to the assignment must correspond with the name as written upon the face of this Receipt in every particular, without alteration or enlargement or any change whatsoever.

SIGNATURE GUARANTEED

NOTICE: If applicable, the signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations, and credit unions with membership in an approved signature guarantee medallion program), pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended.

Ex. A-3

EXHIBIT B

I, _____________, [title] of Western Alliance Bancorporation (the “Corporation”), hereby certify that pursuant to the terms of the Certificate of Designation, effective September 22, 2021, filed with the Secretary of State of the State of Delaware on September 22, 2021 (the “Certificate of Designation”), and pursuant to resolutions adopted by (i) the Board of Directors of the Corporation (the “Board of Directors”) on April 27, 2021 and by written consent on September 2, 2021, (ii) the Nominating and Corporate Governance Committee of the Board of Directors on September 14, 2021 and (iii) the Pricing Committee of the Board of Directors on September 15, 2021, the Corporation has established the Series A Preferred Stock which the Corporation desires to deposit with the Depositary for the purposes of being subject to the terms and conditions of the Deposit Agreement, dated as of September 22, 2021, by and among the Corporation, Computershare Trust Company, N.A., Computershare Inc. and the Holders of Receipts issued thereunder from time to time (the “Deposit Agreement”). In connection therewith, the Board of Directors of the Corporation, a duly authorized committee thereof or duly authorized officers of the Corporation has or have authorized the terms and conditions with respect to the Series A Preferred Stock as described in the Certificate of Designation attached as Annex A hereto. Any terms of the Series A Preferred Stock that are not so described in the Certificate of Designation and any terms of the Receipts representing such Series A Preferred Stock that are not described in the Deposit Agreement are described below:

Aggregate number of shares of Series A Preferred Stock issued on the day hereof: ___________

CUSIP Number for Receipt: 957638 406

Denomination of Depositary Share per share of Series A Preferred Stock (if different than 1/400th of a share of Series A Preferred Stock): ___________

Redemption Provisions (if different than as set forth in the Deposit Agreement): ___________

Name of Global Receipt Depositary: The Depository Trust Company

All capitalized terms used but not defined herein shall have such meaning as ascribed thereto in the Deposit Agreement.

[Signature Pages Follow]

Ex. B-1

Western Alliance Bancorporation

This certificate is dated:

By:
Name:
Title:

Ex. B-2

Agreed and Accepted by Computershare Inc. and Computershare Trust Company, N.A., jointly as Depositary

By:
Name:
Title:

Ex. B-3

Annex A

Certificate of Designation